Exhibit 10.1

STOCK REPURCHASE AND

DEBT SATISFACTION AGREEMENT

This Stock Repurchase and Debt Satisfaction Agreement (this “Agreement”) is made and entered into as of April 29, 2011, by and between Format, Inc., a Nevada corporation (the “Company”), and Ryan A. Neely and Michelle Neely (each, a “Shareholder” and, together, the “Shareholders”). Each of the Company and the Shareholders is referred to herein individually as a “Party,” or collectively as the “Parties.” Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Shareholders are, and as of the Closing (as defined below) will be, the sole beneficial owners of an aggregate of three million (3,000,000) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of which Ryan Neely is, and as of the Closing will be, the sole record holder.

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of April 29, 2011 (the “Merger Agreement”), by and among the Company, The W Group, Inc., a Delaware corporation (“Acquiror”), and the Company’s wholly-owned subsidiary, PSI Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub shall merge with and into Acquiror, and Acquiror shall continue as the surviving corporation as a wholly-owned subsidiary of the Company.

WHEREAS, from time to time the Shareholders have made unsecured, non-interest bearing loans, payable on demand, to the Company, and as of the date of this Agreement, the Company has, and as of the Closing Date will have, indebtedness owed to the Shareholders in the aggregate amount of $114,156 (the “Outstanding Debt”).

WHEREAS, in consideration of Acquiror’s willingness to enter into the transactions contemplated by the Merger Agreement, the Shareholders desire, jointly and severally, (a) to sell to the Company, and the Company desires to repurchase from the Shareholders, the Shares, and (b) to terminate all of their right, title and interest (whether held collectively by the Shareholders or individually by either Shareholder) in and to, and release the Company from any and all obligations it may have with respect to, the Outstanding Debt, in exchange for Three Hundred Sixty Thousand Dollars ($360,000).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1. Repurchase of Shares; Satisfaction of Outstanding Debt.

(a) Repurchase and Sale of the Shares; Satisfaction of Outstanding Debt. Upon the terms and subject to the conditions set forth in this Agreement, (i) (A) the Company hereby agrees to repurchase from the Shareholders, and the Shareholders hereby agree, jointly and severally, to sell to the Company, at the Closing, all of the Shareholders’ right, title and interest in and to the Shares, free and clear of all Liens, and (B) the Shareholders hereby agree, jointly and severally, to terminate all of their right, title and interest (whether held collectively by the Shareholders or individually by either Shareholder) in and to, and forever release the Company from any and all obligations it may have with respect to, the Outstanding Debt (the “Debt Satisfaction”), and with respect to any other amounts (including any accrued compensation) that may have at any time been owing from the Company to the Shareholders, effective upon the Closing. The purchase price for the Shares and the Debt Satisfaction shall be Three Hundred Sixty Thousand Dollars ($360,000) (the “Purchase Price”).

(b) Closing Deliverables. At the Closing, the Company shall deliver to Ryan Neely, for his benefit and the benefit of Michelle Neely, the Purchase Price, by wire transfer of immediately available funds, in accordance with the wire transfer instructions of the Shareholders set forth on Exhibit A. At the Closing, the Shares shall be void and shall be of no further force or effect and returned to the authorized but unissued shares of Common Stock on the books and records of the Company, and the Shareholders shall deliver to the Company the certificate or certificates representing the Shares, accompanied by an irrevocable stock power duly executed in blank (with a medallion guarantee or such other evidence of signature as the Company’s transfer agent may require), for cancellation.

(c) General Release. In consideration of the payment to the Shareholders of the Purchase Price and other consideration set forth herein, effective as of the Closing, each Shareholder, on behalf of itself and, to the extent permitted by law, its heirs, executors, representatives, predecessors, agents, associates, affiliates, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the “Shareholder Releasing Persons”), hereby waives and releases, to the fullest extent permitted by law, but subject to the last sentence of this Section 1(c), any and all claims, rights and causes of action, whether known or unknown (collectively, the “Shareholder Claims”), that any of the Shareholder Releasing Persons had, currently has or then has against (i) the Company, (ii) any of the Company’s current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Company’s or such other Persons’ current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families. The Company and each of the Shareholders acknowledge and agree that the releases set forth in this Section 1(c) do not affect any claim which any Shareholder Releasing Person may have under this Agreement, the Merger Agreement or any of the other Transaction Documents.

(d) Allocation of Purchase Price. The Parties hereby acknowledge and agree that (1) $114,156 of the Purchase Price shall be allocated to the Debt Satisfaction, and (2) the remaining $245,844 of the Purchase Price shall be allocated to the repurchase by the Company of the Shares from the Shareholders at the Closing, in each case in accordance with the terms and conditions hereof. The Parties hereby covenant, acknowledge and agree that such allocation was determined in an arm’s length negotiation and none of the Parties shall take a position on any Tax Return, before any Governmental Authority or in any judicial proceeding that is in any way inconsistent with such allocation without the written consent of each other Party (which consent shall not be unreasonably withheld) or unless specifically required pursuant to a determination by an applicable Governmental Authority.

2. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661, or at such other place as the Parties may mutually agree, concurrently with the closing of the Merger, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Section 6 (the “Closing Date”). In the event the Merger Agreement terminates prior to the consummation of the Merger, this Agreement (and the rights and obligations of the Parties hereto) shall automatically, and without further action of any of the Parties, be terminated and be of no further forth or effect; provided, however, that no such termination shall relieve any Party (a “Breaching Party”) from any liabilities incurred or suffered by any other Party as a result of any fraud of such Breaching Party or any knowing or intentional breach by such Breaching Party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement that caused, or would reasonably be expected to cause, any of the conditions set forth in Section 6 not to be satisfied.

3. Representations of the Shareholder. The Shareholders hereby jointly and severally represent and warrant to the Company, as of the date of this Agreement and as of the Closing Date, that:

(a) Authority and Enforceability. Each Shareholder has all requisite power, legal capacity and authority to execute, deliver and perform such Shareholder’s obligations under this Agreement, including the transfer and sale of the Shares to the Company and the Debt Satisfaction. This Agreement has been duly executed and delivered by each Shareholder and constitutes the legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and general principles of equity. Each of the Shareholders acknowledges and agrees that the receipt by Ryan Neely of the Purchase Price shall constitute the receipt by both of the Shareholders of the Purchase Price.

(b) Ownership of Shares. (i) The Shareholders are the sole beneficial owners, and (ii) Ryan Neely is the sole holder of record, of the Shares, free and clear of any and all Liens, and upon transfer of the Shares to the Company pursuant to Section 1 hereof, the Company will acquire good, valid and marketable title to the Shares, free and clear of any and all Liens. The Shareholders have the sole and absolute right and power to sell, assign and transfer the Shares as provided in this Agreement, and there exist no restrictions on the transfer of the Shares to the Company. The Shareholders do not own any Capital Stock (or any other securities convertible or exercisable into or exchangeable for any Capital Stock) of the Company other than the Shares, and neither Shareholder is a party to any option, warrant, purchase right or other contract or commitment (other than this Agreement) that provides such Shareholder any right to acquire any Capital Stock (or any other securities convertible into or exercisable for any Capital Stock) of the Company or that requires, or could be deemed to require, such Shareholder to sell, transfer, or otherwise dispose of any Capital Stock of the Company.

(c) Ownership of Outstanding Debt. The Shareholders, collectively, are the owners of one hundred percent (100%) of the undivided legal, beneficial and equitable interest in and to the Outstanding Debt, free and clear of any Liens, and neither Shareholder has previously assigned the Outstanding Debt, in whole or in part, to any other Person. The aggregate outstanding principal amount of the Outstanding Debt, which Outstanding Debt does not accrue, and has not accrued, any interest, as of the date hereof is $114,156. The Outstanding Debt is not secured by, and neither of the Shareholders has, any Liens on any of the assets or Capital Stock of the Company. Other than the Outstanding Debt and any accrued compensation being terminated and released as of the Closing, there is no Indebtedness of the Company to either of the Shareholders, nor any other liabilities or other amounts owed to either of the Shareholders, or to which either of the Shareholders may be entitled from the Company, for any reason. Following the Closing, there will not be any Indebtedness of the Company to either of the Shareholders, nor any other liabilities or other amounts owed to either of the Shareholders, or to which either of the Shareholders may be entitled from the Company, for any reason.

(d) Brokers. Neither Shareholder has any liability or obligation, and neither Shareholder has taken any action that would give rise to a claim against the Company, for any brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement or by the Merger Agreement.

(e) Claims. There are no actions, suits, proceedings or claims pending or, to the knowledge of either of the Shareholders, threatened with respect to, or in any manner affecting, the sale of the Shares by the Shareholders to the Company or the Debt Satisfaction.

(f) Approvals. No action, approval, consent, authorization, notice or filing on the part of the Shareholders, including any action, approval, consent or authorization by or notice to or filing with any governmental or quasi-governmental agency, self-regulatory organization, commission, board, bureau or instrumentality, is necessary or required as to the Shareholders in order to permit the sale and transfer of the Shares or consummation of the Debt Satisfaction, in each case in accordance with this Agreement.

(g) No Breach of Law or Contract. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, decree or other restriction of any governmental authority to which either Shareholder is subject or which otherwise is applicable to either of the Shareholders or the Shares, (ii) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either of the Shareholders is a party or by which either of the Shareholders is bound or to which the Shares are subject, or (iii) result in the imposition or creation of any Lien upon or with respect to any of the Shares.

(h) Valuation. Each of the Shareholders understands, acknowledges and agrees that (i) the value per share of Common Stock reflected in the issuance of shares of Common Stock and Parent Preferred Stock (assuming the conversion of such shares into Common Stock) in the Merger and the sale of shares of Parent Preferred Stock and the Private Placement Warrants (assuming the conversion of such shares, and the exercise of the Private Placement Warrants, into Common Stock, as applicable) in the Private Placement may be greater than the price per share of Common Stock reflected in this Agreement, (ii) that, prior to the consummation of the Merger, Ryan Neely served as a sole executive officer and director of the Company, (iii) that Michelle Neely is the spouse of, and shares a household with, Ryan Neely, and (iv) that each of the Shareholders performed its own valuation of the Shares, without reliance on any information prepared or otherwise provided by the Company, and hereby assumes all risk of any error or judgment with respect to such Shareholder’s valuation of the Common Stock (and computations with respect thereto). The Shareholders, jointly and severally, represent, warrant and acknowledge that the Shareholders and the Company may have differing views of the current and future value of the Common Stock, including the Shares. The Shareholders further acknowledge, jointly and severally, that neither the Company nor Acquiror nor any member of the Company’s or Acquiror’s management, nor any other Person, is making or has made any statement, representation or warranty to either of the Shareholders concerning the fairness or adequacy of the consideration given or received under this Agreement or the current or future value of the Common Stock, including the Shares.

(i) Sophistication. Each of the Shareholders (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) is a sophisticated seller with respect to the Shares, (iii) has adequate information concerning the Shares, (iv) has adequate information concerning the business and financial condition of the Company and any affiliates of the Company, (v) has conducted, to the extent such Shareholder deemed necessary, an independent investigation of such matters as, in such Shareholder’s judgment, is necessary for such Shareholder to make an informed decision with respect to the sale by the Shareholders of the Shares pursuant to this Agreement, and (vi) has not relied upon the Company or Acquiror or any members of Acquiror’s management for any investigation into, assessment of, or evaluation with respect to the current or future value of the Common Stock, including the Shares, and has not relied upon any statement made by the Company or Acquiror or any members of Acquiror’s management, or any other Person, in determining whether to enter into this Agreement upon the terms and conditions set forth herein.

(j) Merger Agreement. The representations and warranties of the Company contained in the Merger Agreement and the other Transaction Documents are true and correct as of the date when made and shall be true and correct as of the Closing Date (as defined in the Merger Agreement) as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).

(k) Reliance. The foregoing representations and warranties are made by the Shareholders with the knowledge and expectation that the Company is reasonably relying upon them.

4. Representations of the Company. The Company hereby represents and warrants to the Shareholders, as of the date of this Agreement and as of the Closing Date, that:

(a) Authority and Enforceability. The Company has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and general principles of equity.

(b) Claims. There are no actions, suits, proceedings or claims pending or, to the knowledge of the Company, threatened with respect to or in any manner affecting the sale of the Shares by the Shareholder to the Company or the Debt Satisfaction.

(c) Approvals. No action, approval, consent, authorization, notice or filing, including, any action, approval, consent or authorization by or notice to or filing with any governmental or quasi-governmental agency, self-regulatory organization, commission, board, bureau or instrumentality, is necessary or required as to the Company in order to permit the sale and transfer of the Shares or consummation of the Debt Satisfaction, in each case in accordance with this Agreement.

5. Specific Disclaimers. Each of the Shareholders specifically disclaims any claim for any interest in the profits, losses, cash or other assets of the Company or Acquiror or from the future value of the Company attributable to the Shares. The Shareholders, jointly and severally, represent, warrant and acknowledge that following the Closing Date, the Company may re-issue the Shares as treasury shares or sell new shares of Common Stock for a higher price per share (or issue or grant securities convertible or exercisable into or exchangeable for shares of Common Stock for a higher price per share on an as converted basis) than either of the Shareholders is or will be receiving pursuant to this Agreement, and neither of the Shareholders shall have any interest whatsoever therein nor any claim relating thereto.

6. Conditions to Obligation to Close.

(a) Conditions to Obligations of the Company. The Company’s obligations to consummate the transactions contemplated hereby are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived only by the Company at any time in its sole discretion by providing the Shareholder with prior written notice thereof:

(i) the Merger and the Private Placement shall be consummated simultaneously with the Closing;

(ii) the representations and warranties of each of the Shareholders herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each of the Shareholders shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Shareholder at or prior to the Closing Date (and the Company shall have received a certificate, executed by the Shareholders, dated as of the Closing Date, certifying to the foregoing and as to such other matters as may be reasonably requested by the Company);

(iii) there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which would (A) prevent consummation of the transactions contemplated by this Agreement, or (B) cause the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction or order shall be in effect), nor shall any law or order which would have any of the foregoing effects have been enacted or promulgated by any governmental authority to which the Company or either of the Shareholders is subject;

(iv) the Shareholders shall have delivered a certificate or certificates representing the Shares and an irrevocable stock power pursuant to Section 1(b); and

(v) each of the Shareholders shall have delivered to the Company two copies of a properly completed and executed IRS Form W-9 and such other documents (if any) as may be required in order to establish that the Company is not required to withhold taxes from any payments to the Shareholders hereunder or under any of the other Transaction Documents.

(b) Conditions to Obligations of the Shareholder. Each Shareholder’s obligation to consummate the transactions contemplated hereby is subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for the Shareholders’ sole benefit and may be waived only by the Shareholders at any time in their sole discretion by providing the Company with prior written notice thereof:

(i) the representations and warranties of the Company herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(ii) there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which would (A) prevent consummation of the transactions contemplated by this Agreement, or (B) cause the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction or order shall be in effect), nor shall any law or order which would have any of the foregoing effects have been enacted or promulgated by any governmental authority to which the Company or either of the Shareholders is subject; and

(iii) the Company shall have paid the Purchase Price in accordance with Section 1(a).

7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal Laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Illinois. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts for the State of Illinois for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8. Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, and otherwise reasonably cooperate with the other Parties, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby and by the Merger Agreement and the other Transaction Documents.

9. Amendments. This Agreement may be amended by the Parties at any time prior to the Closing. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by the Company and the Shareholders. Any such amendment shall apply to, and bind all Parties.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any Party, the other Parties shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other Parties. No Party shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each Party forever waives any such defense.

11. Entire Agreement. This Agreement and the agreements and instruments to be delivered by the Parties at Closing represent the entire understanding and agreement between the Parties with respect to the matters covered herein and therein and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings with respect to such matters. Except as specifically set forth herein or therein, none of the Parties makes any representation, warranty, covenant or undertaking with respect to such matters.

12. Remedies; Limitation on Liability. The Company shall have all rights and remedies set forth herein and all rights and remedies that the Company has been granted at any time under any other agreement or contract and all of the rights that the Company has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without any requirement to post a bond or other security or prove actual damages, which requirements each of the Parties waives to the fullest extent permitted by law), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. No failure or delay on the part of any Party in the exercise of any power, right, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude other or further exercise thereof or of any other right, power, privilege or remedy. Notwithstanding the foregoing, the aggregate liability of the Shareholders to the Company, on the one hand, and of the Company to the Shareholders, on the other hand, for any losses, damages or expenses due to or arising out of any breaches or violations of, or inaccuracies in, any of the representations, warranties, covenants and agreements of any such Party hereunder or under any of the other Transaction Documents shall not exceed the Purchase Price; provided, that such limitation of liability of any Party shall not apply to the extent that any such breach, violation, inaccuracy, loss, damage or expense, directly or indirectly resulted from, or is otherwise related to, such Party’s fraud, willful misconduct, gross negligence, bad faith or knowing violation of law.

13. Interpretive Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (c) the use of the word “including” in this Agreement shall be by way of example rather than limitation. All references herein to “dollars” or “$” shall mean the lawful money of the United States of America.

14. Survival. The representations and warranties of the Parties made in Sections 3 and 4 of this Agreement shall survive the Closing indefinitely; provided, however, the representations and warranties set forth in Section 3(j) shall survive the Closing only for a period of fifteen (15) months. This Section 14 shall not limit any claim for fraud or with respect to the breach of any covenant or agreement of any of the Parties which by its terms contemplates performance after the Closing.

15. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, permitted assigns and heirs; provided, however, that no Party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of each of the other Parties, which consent may be withheld in the sole discretion of any Party, and any such transfer or assignment without said consent shall be void.

16. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

17. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company prior to the Closing:
Format, Inc.
3553 Camino Mira Costa, Suite E
San Clemente, California 92672
Facsimile: (949) 481-9207
Attn: President

If to the Company on or after the Closing:
Power Solutions International, Inc. (f/k/a Format, Inc.)
655 Wheat Lane
Wood Dale, Illinois 60191
Facsimile: (630) 350-0103
Attn: Chief Executive Officer

If to either of the Shareholders:
Ryan and Michelle Neely
336 Plaza Estival
San Clemente, California 92672
Facsimile: (949) 481-9207

or, at such other address and/or facsimile number and/or to the attention of such other Person as the recipient Party has specified by written notice to the other Parties at least five (5) Business Days prior to the effectiveness of such change, and in any case with a copy to counsel to the recipient party if and as specified in writing to the other Parties. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

IN WITNESS WHEREOF, the Parties have executed this Stock Repurchase and Debt Satisfaction Agreement as of the date first above written.

COMPANY:

FORMAT, INC.,

a Nevada corporation

By:	/s/ Ryan A. Neely
Name:	Ryan A. Neely
Its:	President

SHAREHOLDERS:

/s/ Ryan A. Neely
Ryan A. Neely

/s/ Michelle Neely
Michelle Neely

[Signature Page to Stock Repurchase and Debt Satisfaction Agreement]